EXHIBIT 99.1

JOINT FILING AGREEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the Class A ordinary shares of QuantaSing Group Limited is filed on behalf of each of us.

Dated:  February 14, 2025

GGV Discovery I L.P.

By:

GGV Discovery I L.L.C.

Its:

General Partner

By:

/s/ Terence Jen

Name:  Terence Jen

Title:  Attorney-in-fact

GGV Discovery I L.L.C.

By:

/s/ Terence Jen

Name:  Terence Jen

Title:  Attorney-in-fact

GGV Capital Vi Entrepreneurs Fund L.P.

By:  GGV Capital Vi Entrepreneurs Fund L.L.C.

Its:

General Partner

By:

/s/ Terence Jen

Name:  Terence Jen

Title:  Attorney-in-fact

GGV Capital Vi Entrepreneurs Fund L.L.C.

By:

/s/ Terence Jen

Name:  Terence Jen

Title:  Attorney-in-fact

/s/ Jixun Foo

Jixun Foo

/s/ Jenny Hong Wei Lee

Jenny Hong Wei Lee

/s/ Jeffrey Gordon Richards

Jeffrey Gordon Richards

/s/ Glenn Solomon

Glenn Solomon

/s/ Hans Tung

Hans Tung

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